EXHIBIT 1.1

EXECUTION COPY

HUNTINGTON AUTO TRUST 2012-2

HUNTINGTON FUNDING, LLC
(DEPOSITOR)

$240,100,000 0.23000% Auto Loan Asset Backed Class A-1 Notes
$298,300,000 0.38% Auto Loan Asset Backed Class A-2 Notes
$298,300,000 0.51% Auto Loan Asset Backed Class A-3 Notes
$105,800,000 0.68% Auto Loan Asset Backed Class A-4 Notes
$15,000,000 1.07% Auto Loan Asset Backed Class B Notes
$24,500,000 1.37% Auto Loan Asset Backed Class C Notes
$18,000,000 2.11% Auto Loan Asset Backed Class D Notes

UNDERWRITING AGREEMENT

as of October 3, 2012
Deutsche Bank Securities Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

The Huntington Investment Company
Huntington Center
41 South High Street
Columbus, Ohio 43287

Ladies and Gentlemen:

SECTION 1.   Introductory.  Huntington Funding, LLC (the “Depositor”) proposes to cause Huntington Auto Trust 2012-2 (the “Issuing Entity”) to issue and sell $240,100,000 aggregate principal amount of 0.23000% Auto Loan Asset Backed Class A-1 Notes (the “Class A-1 Notes”), $298,300,000 aggregate principal amount of 0.38% Auto Loan Asset Backed Class A-2 Notes (the “Class A-2 Notes”), $298,300,000 aggregate principal amount of 0.51% Auto Loan Asset Backed Class A-3 Notes (the “Class A-3 Notes”), $105,800,000 aggregate principal amount of 0.68% Auto Loan Asset Backed Class A-4 Notes (the “Class A-4 Notes”), $15,000,000 aggregate principal amount of 1.07% Auto Loan Asset Backed Class B Notes (the “Class B Notes”), $24,500,000 aggregate principal amount of 1.37% Auto Loan Asset Backed Class C Notes (the “Class C Notes”), $18,000,000 aggregate principal amount of 2.11% Auto Loan Asset Backed Class D Notes (the “Class D Notes”, and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the “Notes”) to the several underwriters set forth on Schedule I (each, an “Underwriter” and collectively, the “Underwriters”), acting severally and not jointly.  The Notes will be issued pursuant to an Indenture, dated as of August 31, 2012 (as amended, supplemented or modified from time to time, the “Indenture”), between the Issuing Entity and Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the “Indenture Trustee”). The Notes will be secured by the assets of the Issuing Entity.  The assets of the Issuing Entity include, among other things, motor vehicle retail installment sale contracts and/or installment loans secured by a combination of new and used automobiles and light-duty trucks (the “Receivables”) and certain related rights.  The Receivables will be sold to the Issuing Entity by the Depositor and will be serviced for the Issuing Entity by The Huntington National Bank, a national banking association (the “Bank”), as servicer (in such capacity, the “Servicer”).

The Certificates (the “Certificates”) will be issued pursuant to a Trust Agreement, dated as of August 31, 2012 (as amended and supplemented from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).  The Certificate will not be offered pursuant to the Preliminary Prospectus (as defined herein) or the Prospectus (as defined herein).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.01 of the Sale and Servicing Agreement, dated as of August 31, 2012 (as amended, supplemented or modified from time to time, the “Sale and Servicing Agreement”), among the Bank, in its individual capacity and as Servicer, the Issuing Entity, the Depositor and the Indenture Trustee.  As used herein, the term “Road Show Information” means the information contained in any “road show” (as defined under Rule 433(h)(4) of the Securities Act of 1933, as amended (the “Securities Act”)) related to the offering of the Notes.

At or prior to 11:45 a.m. (Eastern Time) (U.S.) on October 3, 2012 (i.e., the date and time the first “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule for the Notes (the “Time of Sale”) was entered into as designated by the Underwriters), the Depositor and the Bank had prepared the following information (collectively, the “Time of Sale Information”): the preliminary prospectus supplement dated September 27, 2012 (the “Preliminary Prospectus Supplement”) to the base prospectus dated September 27, 2012 (the “Base Prospectus” and together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”), the Ratings Free Writing Prospectus (as defined in Section 11 hereof), any Road Show Information, any Pricing Free Writing Prospectus constituting a Trust Free Writing Prospectus (as defined in Section 11 hereof) and any other marketing materials used by the Underwriters to market the Notes.  If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Notes may terminate their prior “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act) for any Notes and the Underwriters enter into new Contracts of Sale with investors in the Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor, the Bank and Deutsche Bank Securities Inc. on behalf of the Underwriters that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

In connection with the sale of the Notes by the Underwriters, the Depositor and the Bank will prepare a prospectus supplement to be dated October 3, 2012 (the “Prospectus Supplement”) which will supplement the Base Prospectus (and together with the Prospectus Supplement, the “Prospectus”). The Prospectus sets forth certain information concerning the Depositor, the Bank, the Issuing Entity and the Notes.  The Depositor and the Bank hereby confirm that they have authorized the use of the Time of Sale Information and the Prospectus, and any amendment or supplement to the foregoing, in connection with the offer and sale of the Notes by the Underwriters.  Unless stated to the contrary, all references herein to the Prospectus are to the Prospectus as defined herein and are not meant to include any amendment or supplement thereto.

The Underwriters, the Depositor and the Bank hereby agree that the “Closing Date” shall be October 11, 2012, 10:00 a.m., New York City time (or at such other place and time on the same or other date as shall be agreed to in writing by the Underwriters and the Depositor).

Pursuant to this Agreement, and subject to the terms hereof, the Depositor agrees to sell to each Underwriter, the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I.

SECTION 2.   Representations and Warranties.  As a condition of the obligation of the Underwriters to purchase the Notes, each of the Depositor and the Bank severally represents and warrants (as to itself) to each Underwriter, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:

(a)           A registration statement on Form S-3 (No. 333-183479) relating to asset backed notes, including the Notes, has been filed by the Depositor with the Securities and Exchange Commission (the “Commission”) and has become effective within the three years prior to the Closing Date, has been amended by various pre-effective amendments, the last of which is Pre-Effective Amendment No. 2 that became effective on September 20, 2012, and is still effective as of the date hereof under the Securities Act.

The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) the Prospectus Supplement to the Base Prospectus, relating to the Notes and the method of distribution thereof.  The registration statement referred to in the immediately preceding paragraph, including exhibits thereto, and the form of prospectus contained therein, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall include, without limitation, any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Base Prospectus and the Prospectus Supplement, as the case may be, or deemed to be incorporated therein pursuant to the Securities Act.

The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied.  The Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Securities Act and the Rules and Regulations.

(b)           The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.

The Registration Statement, as of the most recent effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Securities Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Preliminary Prospectus, as of its date, as of the Time of Sale and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing or price-dependent information).

The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the three preceding paragraphs do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) the Underwriter Information.

The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

Each Trust Free Writing Prospectus, as of its issue date, does not and will not include any information that conflicts or will conflict with the information then contained in the Registration Statement.

Since the respective dates as of which information is given in the Preliminary Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor or the Bank, and their respective subsidiaries, taken as a whole, except as set forth in the Preliminary Prospectus.

The Indenture has been qualified under the Trust Indenture Act.

(c)           The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Depositor nor the Bank makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(d)           Each of the Bank’s, Depositor’s and Issuing Entity’s representations and warranties in the Transaction Documents will be true and correct.

(e)           The execution, delivery and performance by the Depositor or the Bank, as applicable, of this Agreement, and each Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or corporate action on the part of the Depositor or the Bank, respectively. Neither the execution and delivery by the Depositor or the Bank, as applicable, of such instruments, nor the performance by the Depositor or the Bank, respectively, of the transactions herein or therein contemplated, nor the compliance by the Depositor or the Bank, as applicable, with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the organizational documents of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Depositor or the Bank, as applicable, or its properties, (ii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Depositor or the Bank, as applicable, is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor’s or the Bank’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument (other than those created pursuant to the Transaction Documents).

(f)           The Depositor or the Bank, as applicable, has duly executed and delivered this Agreement and, as of the Closing Date, will have duly executed and delivered each Transaction Document to which it is a party. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which the Depositor or the Bank is a party will constitute the legal, valid and binding obligation of the Depositor or the Bank, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Transaction Documents have been or will be taken or obtained on or before the Closing Date.

(g)           The issuance and sale of the Notes have been duly authorized by all necessary action (corporate or otherwise) of the Issuing Entity and, when issued pursuant to the Indenture and sold to the Underwriters pursuant to this Agreement, the Notes will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus and will constitute valid and binding obligations of the Issuing Entity, entitled to the benefits and security afforded by the Indenture and enforceable against the Issuing Entity in accordance with their terms except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. As of the Closing Date, the Issuing Entity’s pledge of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a perfected security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.

(h)           The Depositor has been duly formed and is validly existing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware Act”), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of the Depositor as a limited liability company have been made.  The Depositor has the power and authority to own, lease and operate its properties and assets and conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement.  The Depositor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of its properties or assets or the conduct of its business.

(i)           [Reserved.]

(j)           Neither the Depositor nor the Bank nor anyone acting on their behalf has taken any action that would require registration of the Depositor or the Issuing Entity under the Investment Company Act of 1940, as amended (the “Investment Company Act”); nor will the Depositor, the Bank or any of their Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.

(k)           There are no actions, suits or proceedings pending or, to the knowledge of the Depositor or the Bank, threatened against the Depositor or the Bank before or by any governmental authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance or sale of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Depositor or the Bank of its obligations under this

Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, (iv) relate to the Depositor or the Bank that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the Notes or (v) could reasonably have a material adverse effect on the Noteholders.

(l)           As of the Closing Date and as of the date hereof, the Bank’s representations and warranties in the Transaction Documents (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) will be true and correct.

(m)           Since June 30, 2012, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor or the Bank and their respective subsidiaries, taken as a whole, except as disclosed to Deutsche Bank Securities Inc. in writing (which includes any filings under the Exchange Act by an affiliate of the Bank) prior to the date hereof.

(n)           As of the Closing Date, the Transaction Documents will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus, as then amended and supplemented.

(o)           None of the Issuing Entity, the Depositor, the Bank or any of their respective Affiliates has received an order from the Commission, any State securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best knowledge of the Depositor and the Bank, no such order has been issued and no proceedings for that purpose have been instituted.

(p)           The Bank has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by the Bank to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Underwriters. The Bank has complied with the 17g-5 Representation, other than any breach of the 17g-5 Representation (i) that would not have a material adverse effect on the Notes or (ii) arising from a breach by the Underwriters of the representation, warranty and covenant set forth in Section 4(c).

(q)           The requirements contained in paragraphs (b) and (c) of the Federal Deposit Insurance Corporation (“FDIC”) regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” set forth in 12 CFR § 360.6, as amended (such regulation, the “FDIC Rule”) that are applicable to the transactions contemplated hereby and by the Transaction Documents will have been satisfied as of the Closing Date, and either paragraph (d)(3) or (d)(4) of the FDIC Rule applies to such transactions.

(r)           The Depositor has complied with Rule 193 of the Securities Act in connection with the offering of the Notes.

(s)           It is not necessary to qualify the Trust Agreement under the Trust Indenture Act.

SECTION 3.   Purchase, Sale and Delivery of Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Issuing Entity to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective principal amount of each class of Notes at the purchase prices set forth in Schedule I hereto.  Delivery of and payment for the Notes shall be made at the New York offices of K&L Gates llp, at 10:00 a.m. (New York City time) on the Closing Date. Delivery of one or more global notes representing Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  The Depositor agrees to have authentic copies of the Notes available for inspection by the Underwriters in New York, New York, at least 24 hours prior to the Closing Date.  The original global certificated Notes will be held by the Indenture Trustee in New York, New York.

SECTION 4.   Offering by Underwriters.

(a)           It is understood that the several Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

(b)           Each Underwriter, severally and not jointly, agrees that:

(i)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity;

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom; and

(iii)           after the Closing Date, it will provide the Depositor with a list of all foreign jurisdictions related to any written confirmations of sale of the Notes it has sent.

(c)           Each Underwriter, severally and not jointly, represents and agrees that, (a) it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from the Bank participates in such communication; provided, however, that if any Underwriter receives an oral communication from a Hired NRSRO, such Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from the Bank.  For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

SECTION 5.                      Covenants of the Depositor.  The Depositor (and, with respect to clauses (j), (k), (l), (n) and (o), the Bank) covenants and agrees with the Underwriters that:

(a)           Prior to the termination of the offering of the Notes, the Depositor will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Depositor has furnished the Underwriters a copy for their review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Deutsche Bank Securities Inc. shall reasonably object.  Subject to the foregoing sentence, the Depositor will effect the filings required under Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8) with the consent of Deutsche Bank Securities Inc., which shall not be unreasonably withheld in emergent circumstances), and will provide evidence satisfactory to the Underwriters of such timely filing.

(b)           During the period when a prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Notes (the “Prospectus Delivery Period”), the Depositor will notify the Underwriters promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event which makes the Registration Statement, the Preliminary Prospectus or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(c)           If during the Prospectus Delivery Period any event occurs as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus as then amended or supplemented would not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary during the Prospectus Delivery Period to amend the Registration Statement or amend or supplement the Prospectus to comply with the requirements of the Securities Act or the Rules and Regulations, the Depositor promptly will notify the Underwriters and, subject to the requirements of paragraph (a) of this Section 5, will prepare and file with the Commission such amendment or supplement that will correct such statement or omission or effect such compliance.  The Depositor will endeavor in good faith to have such amendment or new registration statement declared effective as soon as practicable, and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

(d)           Upon request, the Depositor will deliver to Deutsche Bank Securities Inc. and its counsel, without charge, photocopies of the signed Registration Statement at the time it originally became effective (the “Original Registration Statement”) and of each amendment thereto (including exhibits filed therewith) prior to the Closing Date.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T under the Securities Act.

(e)           Prior to the availability of the Prospectus, the Depositor will deliver to the Underwriters, without charge, as many copies of the Preliminary Prospectus and the Ratings Free Writing Prospectus as the Underwriters may reasonably request, and the Depositor and the Bank hereby consent to the use of such copies for purposes permitted by the Securities Act.  The Depositor will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.  The Depositor will pay the expenses of printing or other production of all documents relating to the offering.

(f)           The Depositor will comply with the Securities Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Transaction Documents, the Registration Statement and the Prospectus.

(g)           The Depositor will arrange to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters reasonably shall request, and will maintain all such qualifications for so long as required for the distribution of the Notes and, thereafter, to the extent required by such jurisdictions; provided, that in connection therewith the Depositor and the Bank shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject. The Depositor will promptly advise the Underwriters of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)           From the date hereof until the retirement of the Notes, the Depositor will deliver to each of the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the

Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor or the Bank filed with any government or regulatory authority that is otherwise publicly available, as Deutsche Bank Securities Inc. may reasonably request.

(i)           So long as any of the Notes are outstanding, the Servicer will deliver to the Underwriters the monthly servicing reports, the annual statements of compliance, annual assessments of compliance with servicing criteria and accountants’ attestations in respect of such assessments furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

(j)           On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Issuing Entity’s ownership of the Receivables, and from and after the Closing Date neither the Depositor nor the Bank shall take any action inconsistent with the Issuing Entity’s ownership of the Receivables other than as permitted by the Transaction Documents.

(k)           To the extent, if any, that any of the ratings assigned to the Notes by any of the Hired NRSROs that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or the Bank, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(l)           From the date hereof until the Closing Date, none of the Depositor, the Bank or any trust, including the Issuing Entity, owned, directly or indirectly, by the Depositor or the Bank will offer to sell or sell anywhere any securities similar to the Notes that are collateralized by (directly or indirectly), or evidence an ownership interest in, motor vehicle installment loans or motor vehicle retail installment sales contracts without the prior written consent of each of the Underwriters.

(m)           In accordance with Section 11 hereof, the Depositor will cause any Trust Free Writing Prospectus (as defined in Section 11 hereof) with respect to the Notes to be filed with the Commission to the extent required by Rule 433 under the Securities Act.

(n)           The Bank will comply with the 17g-5 Representation.

(o)           The Bank and the Depositor shall take such action and cause the Issuing Entity to take such action to ensure that the requirements contained in paragraphs (b) and (c) of the FDIC Rule that are applicable to the transactions contemplated hereby and by the Transaction Documents have been satisfied.

SECTION 6.   Payment of Expenses.  Except as otherwise agreed in writing by the Depositor and the Underwriters, the Depositor will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (b) the printing of the Preliminary Prospectus, the Prospectus and each amendment thereto, (c) the printing and delivery, if any, to the Underwriters of copies of the Registration

Statement as originally filed and of each amendment thereto and copies of the Preliminary Prospectus, the Prospectus, and each amendment or supplement thereto, (d) the preparation of this Agreement, (e) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (f) the fees and disbursements of the Bank’s and the Depositor’s counsel and accountants, (g) the qualification of the Notes under state securities laws in accordance with Section 5(g), including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky survey (including the printing and delivery thereof to the Underwriters), (h) any fees charged by Hired NRSROs for the rating (or consideration of the rating) of the Notes, (i) the fees and expenses incurred with respect to any filing with, and review by, the NASD, DTC or any similar organizations, (j) the fees and disbursements of the Indenture Trustee and its counsel, if any, and (k) the fees and disbursements of the Owner Trustee and its counsel.

SECTION 7.   Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein and to the accuracy of the statements of officers made pursuant hereto on or before the Closing Date, to the performance by the Depositor and the Bank of their obligations hereunder, and to the following additional conditions precedent:

(a)           The Registration Statement has been declared effective.

(b)           Each of the Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed with the Commission in the manner and within the applicable time period required under Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)) in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Bank, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law; and any requests for additional information from the Commission with respect to the Registration Statement shall have been complied with.

(c)           On the Closing Date, this Agreement, each of the Transaction Documents and the Notes shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed copy thereof.  This Agreement, the Transaction Documents and the Notes shall be substantially in the forms heretofore provided to the Underwriters.

(d)           At or prior to the Time of Sale and on or before the Closing Date, the Underwriters shall have received letters, dated as of the date of the Time of Sale and as of the date of the Prospectus, respectively, from a nationally recognized independent accounting firm that is acceptable to Deutsche Bank Securities Inc., that are substantially in the form of the drafts to which the Underwriters have agreed previously and otherwise are substantially in form and substance reasonably satisfactory to the Underwriters (and for the avoidance of any doubt, covering, though not limited to, any static pool data and, with respect to the Receivables as of the Cut-Off Date, the geographic distribution, outstanding principal balance, contract rate, remaining term, original FICO and other key contract terms, included or incorporated by reference in the Time of Sale Information or the Prospectus).

(e)           After the date hereof, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuing Entity, the Depositor or the Bank and their respective subsidiaries, taken as a whole, that, in the Underwriters’ judgment, is material and adverse and that makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.  On or before the Closing Date, no event has occurred that would result in a Servicer Replacement Event.

(f)           The Underwriters shall have received an opinion of counsel to the Depositor and the Bank addressed to the Underwriters and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters.

(g)           (i) K&L Gates LLP, special counsel to the Depositor, the Bank and the Issuing Entity, shall have delivered an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, with respect to (A) the general corporate matters, the validity of the Notes, the security interest of the Issuing Entity and the Indenture Trustee, respectively, in the Receivables, the Registration Statement, the Preliminary Prospectus and the Prospectus, (B) certain matters relating to the treatment of the transfer of Receivables by the Bank and the Depositor, as applicable, including that the Transaction Documents satisfy the requirements set forth in paragraphs (b) and (c) of the FDIC Rule that are applicable to the transactions contemplated hereby and by the Transaction Documents and (C) such other matters as the Underwriters shall request; (ii) K&L Gates llp, special counsel to the Depositor, the Bank and the Issuing Entity, shall have delivered a negative assurance letter with respect to the Registration Statement, the most recent Preliminary Prospectus delivered prior to the Time of Sale and the Prospectus; and (iii) Shearman & Sterling LLP, federal tax counsel to the Depositor, shall have delivered a tax opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters and their counsel with respect to certain matters relating to the treatment of the Issuing Entity and the Notes for Federal income tax purposes.

(h)           The Underwriters shall have received an opinion addressed to the Underwriters, the Depositor and the Servicer of Emmet, Marvin & Martin, LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and their counsel.

(i)           The Underwriters shall have received an opinion addressed to the Underwriters, the Depositor and the Servicer of Richards, Layton & Finger, P.A., counsel to the Owner Trustee and special Delaware counsel to the Depositor and the Issuing Entity, dated the Closing Date and satisfactory in form and substance to the Underwriters and their counsel, including with respect to certain matters under Delaware law with respect to the Depositor and the authority of the Depositor to file a voluntary bankruptcy petition.

(j)           The Underwriters shall have received certificates dated the Closing Date of authorized officers of the Depositor and the Bank in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct as of the date such representation or warranty is made, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date and (B) since June 30, 2012 there has not occurred any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Issuing Entity, the Depositor or the Servicer except as disclosed to the Underwriters in writing prior to the date of the Preliminary Prospectus, (C) there are no actions, proceedings or investigations to which the Depositor or the Bank is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over the Depositor or the Bank, (i) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iii) which could reasonably be expected to materially and adversely affect the performance by the Depositor or the Bank of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Document or the Notes or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus or the Preliminary Prospectus under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(k)           The Underwriters shall have received evidence satisfactory to the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of the Bank in the Receivables to the Depositor pursuant to the Purchase Agreement, (B) the transfer of the interest of the Depositor in the Receivables thereof to the Issuing Entity pursuant to the Sale and Servicing Agreement, and (C) the Grant by the Issuing Entity to the Indenture Trustee under the Indenture of a security interest in the interest of the Issuing Entity in the Receivables.

(l)           The Notes shall have received the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(m)           The Underwriters shall have received, from each of the Bank and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) certificates of good standing, (iii) applicable resolutions of each such entity and (iv) designation of incumbency of each such entity.

(n)           The Underwriters shall have received a negative assurance letter from Sidley Austin llp with respect to the Registration Statement, the Preliminary Prospectus and the Prospectus.

(o)           On or prior to the Closing Date, the Notes shall have been accepted for settlement through the facilities of DTC.

(p)           On the Closing Date, the Certificate shall have been issued and delivered to the Depositor.

The Depositor will provide or cause to be provided to the Underwriters conformed copies of such opinions, certificates, letters and documents as the Underwriters or their counsel reasonably request.

SECTION 8.   Termination.  This Agreement shall be subject to termination by notice given by any Underwriter to the Depositor if: (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading in securities of Huntington Bancshares Incorporated shall have been suspended on the New York Stock Exchange or the Nasdaq Global Market; (ii) any general moratorium on commercial banking activities shall have been declared by Federal authorities; (iii) there shall be any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriters’ reasonable judgment, is material and adverse, and (b) in the case of any of the events specified above, such event singly or together with any other such event makes it, in the Underwriters’ reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

SECTION 9.   Indemnification and Contribution.  a) The Depositor and the Bank will, jointly and severally, indemnify and hold harmless each Underwriter and their respective directors, officers, and each person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors and employees of the foregoing from and against any losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses incurred by any Underwriter in connection with defending, preparing to defend or investigating any such action or claim, which will be reimbursed promptly as they are incurred) to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Trust Free Writing Prospectus, the Time of Sale Information (it being understood that such indemnification with respect to the Time of Sale Information does not include the omission of pricing and price dependent information, which information shall of necessity appear only in the Prospectus), the Prospectus, the Issuer Information or any amendment, exhibit or supplement thereto, (ii) the omission, or in each case, the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iii) the breach by the Bank or the Depositor of the representation made in Section 2(v) or the covenant set forth in Section 5(p) hereof; provided, however, that neither the Depositor nor the Bank will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, (x) the Preliminary Prospectus, the Prospectus, any Trust Free Writing Prospectus, the Time of Sale Information or any amendment, exhibit or supplement thereto, in reliance upon and in conformity with the Underwriter Information (as defined below) or (y) any Derived Information (as defined below) unless such untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information results from an error or omission in the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Issuer Information.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor and the Bank and their respective directors, officers, and each person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors and employees of the foregoing from and against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending, preparing to defend or investigating any such action or claim, which will be reimbursed promptly as they are incurred) to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (x) the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission, or in each case, the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information (as defined below) or (y) any Derived Information (as defined below); provided, however, that the indemnity with respect to clause (y) above shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information (as defined below) that results from an error or omission in the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Issuer Information.

As used herein, the term “Underwriter Information” means information set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) furnished to the Depositor or the Bank by Deutsche Bank Securities Inc. expressly for use therein, it being agreed that the only such information consists of the statements in the third and fourth paragraphs (concerning initial offering prices, concessions and reallowances) and in the seventh paragraph (concerning overallotment, stabilizing transactions and syndicate covering transactions) under the heading “Underwriting” in the Preliminary Prospectus and Prospectus, respectively. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b), such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of not more than one such counsel related to such proceeding; provided, however, that the failure of any indemnified party to provide such notice to the indemnifying party shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent the indemnifying party did not otherwise have actual notice of such claim and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense,

(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the act or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Depositor, in the case of parties indemnified pursuant to subsection (a), and by the Underwriters, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b): (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor, the Bank, the Issuing Entity and their affiliates on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor, the Bank, the Issuing Entity and their affiliates on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor, the Bank, the Issuing Entity and their affiliates on the one hand and the Underwriters on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts and commissions received by the Underwriters) received by the Depositor, the Bank, the Issuing Entity and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, the Bank, the Issuing Entity or their affiliates or by any Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e)           The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section, no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceed the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

SECTION 10.   Defaults by an Underwriter.  If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter (s) hereunder and which they are obligated to purchase hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter (s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter (s)) the Notes that the defaulting Underwriter (s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter (s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter (s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriter (s) do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter.  In the event of a default by any Underwriter as set forth in this Section, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter (s) shall determine in order that the required changes in the Registration Statement, the Time of Sale Information, the Prospectus Supplement or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter (s) of any liability to the Depositor, the Bank, their affiliates or any nondefaulting Underwriter (s) for damages occasioned by its default hereunder.

SECTION 11.   Free Writing Prospectuses.

(a)           The following terms have the specified meanings for purposes of this Agreement:

“Ratings Free Writing Prospectus” means the Free Writing Prospectus dated September 27, 2012 and filed with the Commission on September 27, 2012.

“Pricing Free Writing Prospectus” means any Free Writing Prospectus containing pricing information regarding the Notes.

“Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

“Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus or the Prospectus (other than Underwriter Information), (2) information in the Preliminary Prospectus or the Prospectus provided by the Depositor or the Bank that is used to calculate or create any Derived Information, (3) any computer tape or other information in respect of the Notes or the Receivables furnished by the Depositor or the Bank to any Underwriter, (4) the information contained in any “road show” (as defined under Rule 433(h)(4) of the Securities Act) in which representatives of the Bank or the Depositor participate, (5) the information contained in the Ratings Free Writing Prospectus and (6) the information contained in the Pricing Free Writing Prospectus.

“Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor).

(b)           Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(c)           The Depositor shall not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of Deutsche Bank Securities Inc..

(d)           Each Underwriter represents, warrants, covenants and agrees with the Depositor that, other than the Time of Sale Information and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Securities Act) that constitutes a Free Writing Prospectus and that contains no more than the following: (1) information included in the previously filed Time of Sale Information (including a cdi file based on such information), (2) information relating to the class, size, rating, price, CUSIP numbers, coupon, yield, spread, benchmark, pricing prepayment speed and clean up call information, status and/or legal maturity date of the Notes, any credit enhancement expected to be provided with respect to the Notes or the Receivables, any derivatives expected to be entered into in connection with the Notes or the Receivables, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes, the names of any underwriters for one or more classes of Notes and the names of any credit enhancement or derivative providers, (3) the eligibility of the Notes to be purchased by ERISA plans and (4) syndicate structure and a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) each Underwriter shall provide the Depositor with a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) or Rule 433(d)(6) under the Securities Act no later than the close of business on the date of first use and in any event not less than one business day prior to the required date of filing with the Commission; (iii) each Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 134 of the Securities Act; and (iv) each Underwriter is permitted to disseminate any “road show” (as defined under Rule 433(h)(4) under the Securities Act) that is a written communication within the meaning of Rule 433(d)(8)(i) under the Securities Act in which representatives of the Bank or the Depositor participate.

(e)           The Depositor agrees to file with the Commission when required under the Rules and Regulations the following:

(i)           any Free Writing Prospectus that includes Issuer Information (any such Free Writing Prospectus, a “Trust Free Writing Prospectus”);

(ii)           subject to the Underwriters’ compliance with Section 11(d) hereof, any Underwriter Free Writing Prospectus at the time required to be filed; and

(iii)           any Free Writing Prospectus for which the Depositor or any person acting on its behalf, including, without limitation, the Bank, provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)           Notwithstanding the provisions of Section 11(e) hereof, the Depositor will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)           The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain a legend substantially similar to the following legend:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

(h)           In the event the Depositor or the Bank becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Bank shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Bank shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

(i)           In disseminating information to prospective investors, each Underwriter has complied and will continue to comply fully with all applicable Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(j)           Prior to entering into any Contract of Sale, each Underwriter shall convey the Time of Sale Information to the prospective investor.  Each Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as are required by the Rules and Regulations.

(k)           If a Defective Prospectus has been corrected with a Corrected Prospectus, each Underwriter shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Notes on the terms described in the Corrected Prospectus, in each case as consistent with the Underwriter’s good faith interpretation of the requirements of Commission Release No. 33-8591.

SECTION 12.   No Bankruptcy Petition.  Each Underwriter covenants and agrees that, before the date that is one year and one day after the payment in full of all notes issued by the Issuing Entity or any other common law or statutory trust, limited liability company or limited partnership formed by the Depositor in connection with the issuance of securities, it will not institute against, or join any other person in instituting against, the Depositor, the Issuing Entity or any other such trust, limited liability company or limited partnership any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

SECTION 13.   Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, other than termination of this Agreement pursuant to Section 10, the Depositor will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

SECTION 14.   Obligations Solely Contractual in Nature.  Each of the Bank and the Depositor acknowledges and agrees that in connection with the offering of the Notes: (1) each Underwriter has acted at arms’ length, is not an agent of, and owes no fiduciary duties to, the Bank, the Depositor or the Issuing Entity, (2) each Underwriter owes the Bank and the Depositor only those duties and obligations set forth in this Agreement and (a) each Underwriter may have interests that differ from those of the Bank or the Depositor.  Each of the Bank and the Depositor waives to the fullest extent permitted by applicable law any claims it may have against any Underwriter arising from an alleged breach of fiduciary duty in connection with the offer of the Notes.

SECTION 15.   Notices.  All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Underwriters, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  Colin Bennett, (b) if to the Bank, at Huntington Center, 41 South High Street, Columbus, Ohio 43287, and (c) if to the Depositor, at Huntington Center, 41 South High Street, Columbus, Ohio 43287.

SECTION 16.   Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

SECTION 17.   Applicable Law, Entire Agreement.  This Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of or relating to this Agreement, including the scope or validity of this provision, will be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principal of conflicts of laws thereof or any other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws), and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws. This Agreement represents the entire agreement between the Depositor and the Bank, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus and the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Notes.

SECTION 18.   Severability of Provisions.  Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

SECTION 19.   Amendment.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 20.   Headings.  The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 21.   Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

SECTION 22.Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 14 or, if not therein, in the Indenture;

(d)           irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the notes or the transaction contemplated hereby; and

(e)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned.

Very truly yours,
HUNTINGTON FUNDING, LLC
By:	/s/ Scott J. McKim
Name:	Scott J. McKim
Title:	Chief Financial Officer/VP
THE HUNTINGTON NATIONAL BANK
By:	/s/ Scott J. McKim
Name:	Scott J. McKim
Title:	Senior Vice President

The foregoing Agreement
is hereby confirmed and accepted as of
the date first written above.

DEUTSCHE BANK SECURITIES INC.
BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Colin Bennett
Name: Colin Bennett
Title: Director

By:	/s/ Jay Steiner
Title:	Name: Jay Steiner Managing Director

THE HUNTINGTON INVESTMENT COMPANY

By:	/s/ Greg Taylor
Name: Greg Taylor
Title: Managing Director

Huntington 2012-2 Underwriting Agreement Signature Page

Schedule I
HUNTINGTON AUTO TRUST 2012-2

Offered Security	Principal Amount	Price

Class A-1 Notes
Deutsche Bank Securities Inc.	$120,050,000	99.85000%
Barclays Capital Inc.	$96,040,000	99.85000%
Credit Suisse Securities (USA) LLC	$12,005,000	99.85000%
The Huntington Investment Company	$12,005,000	99.85000%

Class A-2 Notes
Deutsche Bank Securities Inc.	$149,150,000	99.74455%
Barclays Capital Inc.	$119,320,000	99.74455%
Credit Suisse Securities (USA) LLC	$14,915,000	99.74455%
The Huntington Investment Company	$14,915,000	99.74455%

Class A-3 Notes
Deutsche Bank Securities Inc.	$149,150,000	99.70951%
Barclays Capital Inc.	$119,320,000	99.70951%
Credit Suisse Securities (USA) LLC	$14,915,000	99.70951%
The Huntington Investment Company	$14,915,000	99.70951%

Class A-4 Notes
Deutsche Bank Securities Inc.	$52,900,000	99.64987%
Barclays Capital Inc.	$42,320,000	99.64987%
Credit Suisse Securities (USA) LLC	$5,290,000	99.64987%
The Huntington Investment Company	$5,290,000	99.64987%

Class B Notes
Deutsche Bank Securities Inc.	$7,500,000	99.59421%
Barclays Capital Inc.	$7,500,000	99.59421%
Credit Suisse Securities (USA) LLC	$0	N/A
The Huntington Investment Company	$0	N/A

Class C Notes
Deutsche Bank Securities Inc.	$12,250,000	99.54969%
Barclays Capital Inc.	$12,250,000	99.54969%
Credit Suisse Securities (USA) LLC	$0	N/A
The Huntington Investment Company	$0	N/A

Class D Notes
Deutsche Bank Securities Inc.	$9,000,000	99.43350%
Barclays Capital Inc.	$9,000,000	99.43350%
Credit Suisse Securities (USA) LLC	$0	N/A
The Huntington Investment Company	$0	N/A

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